                                        NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS THIRD QUARTER 2024 RESULTS

HOUSTON, November 4, 2024 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended September 30, 2024.

•Net Income of $7.5 million, or $0.13 per diluted share
•Adjusted Net Loss of $(5.5) million, or $(0.10) per diluted share
•Adjusted EBITDA of $51.4 million
•Record logistics financial results driven by record refining throughput
•Liquidity increased by $112.1 million while repurchasing $21.9 million of common stock

Par Pacific reported net income of $7.5 million, or $0.13 per diluted share, for the quarter ended September 30, 2024, compared to $171.4 million, or $2.79 per diluted share, for the same quarter in 2023. Third quarter 2024 Adjusted Net Loss was $(5.5) million, compared to Adjusted Net Income of $193.4 million in the third quarter of 2023. Third quarter 2024 Adjusted EBITDA was $51.4 million, compared to $255.7 million in the third quarter of 2023. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“Our third quarter financial results reflect a challenging summer refining margin environment.” said Will Monteleone, President and Chief Executive Officer. “Despite the cyclical downturn, refining system throughput set a quarterly record, our retail and logistics segments delivered consistently strong financial results, and our Hawaii SAF project has entered the construction phase. We are focused on improving operating and capital efficiency while prioritizing safe and reliable operations.”

Refining
The Refining segment reported operating income of $19.0 million in the third quarter of 2024, compared to $194.8 million in the third quarter of 2023. Adjusted Gross Margin for the Refining segment was $142.2 million in the third quarter of 2024, compared to $350.6 million in the third quarter of 2023.

Refining segment Adjusted EBITDA was $20.1 million in the third quarter of 2024, compared to $233.6 million in the third quarter of 2023.

Hawaii
The 3-1-2 Singapore Crack Spread was $11.00 per barrel in the third quarter of 2024, compared to $23.39 per barrel in the third quarter of 2023. Throughput in the third quarter of 2024 was 81 thousand barrels per day (Mbpd), compared to 82 Mbpd for the same quarter in 2023. Production costs were $4.58 per throughput barrel in the third quarter of 2024, compared to $4.50 per throughput barrel in the same period of 2023.

The Hawaii refinery’s Adjusted Gross Margin was $6.10 per barrel during the third quarter of 2024, including a net price lag impact of approximately $5.1 million, or $0.68 per barrel, compared to $13.47 per barrel during the third quarter of 2023.

Montana
The RVO Adjusted USGC 3-2-1 Index averaged $14.14 per barrel in the third quarter of 2024, compared to $29.65 in the third quarter of 2023. The Montana refinery’s throughput in the third quarter of 2024 was 57 Mbpd, compared to 55 Mbpd for the same quarter in 2023. Production costs were $11.61 per throughput barrel, compared to $10.83 per throughput barrel in the same period of 2023.

The Montana refinery’s Adjusted Gross Margin was $12.42 per barrel during the third quarter of 2024, compared to $26.49 per barrel during the third quarter of 2023.

Washington
The RVO Adjusted Pacific Northwest 3-1-1-1 Index averaged $15.48 per barrel in the third quarter of 2024, compared to $35.00 per barrel in the third quarter of 2023. The Washington refinery’s throughput was 41 Mbpd in the third quarter of 2024, compared to 41 Mbpd in the third quarter of 2023. Production costs were $3.50 per throughput barrel in the third quarter of 2024, compared to $3.77 per throughput barrel in the same period of 2023.

The Washington refinery’s Adjusted Gross Margin was $1.76 per barrel during the third quarter of 2024, compared to $12.30 per barrel during the third quarter of 2023.

Wyoming
The RVO Adjusted USGC 3-2-1 Index averaged $14.14 per barrel in the third quarter of 2024, compared to $29.65 per barrel in the third quarter of 2023. The Wyoming refinery’s throughput was 19 Mbpd in the third quarter of 2024, compared to 20 Mbpd in the third quarter of 2023. Production costs were $7.00 per throughput barrel in the third quarter of 2024, compared to $6.46 per throughput barrel in the same period of 2023.

The Wyoming refinery's Adjusted Gross Margin was $13.65 per barrel during the third quarter of 2024, including a FIFO impact of approximately $(4.7) million, or $(2.63) per barrel, compared to $37.01 per barrel during the third quarter of 2023.

Retail
The Retail segment reported operating income of $18.3 million in the third quarter of 2024, compared to $13.3 million in the third quarter of 2023. Adjusted Gross Margin for the Retail segment was $42.6 million in the third quarter of 2024, compared to $38.2 million in the same quarter of 2023.

Retail segment Adjusted EBITDA was $21.0 million in the third quarter of 2024, compared to $16.7 million in the third quarter of 2023. The Retail segment reported sales volumes of 31.2 million gallons in the third quarter of 2024, compared to 31.1 million gallons in the same quarter of 2023. Third quarter 2024 same store sales fuel volumes decreased by (1.4)% while merchandise revenue increased by 3.8%, compared to third quarter of 2023.

Logistics
The Logistics segment reported operating income of $26.2 million in the third quarter of 2024, compared to $20.7 million in the third quarter of 2023. Adjusted Gross Margin for the Logistics segment was $36.3 million in the third quarter of 2024, compared to $35.3 million in the same quarter of 2023.

Logistics segment Adjusted EBITDA was $33.0 million in the third quarter of 2024, compared to $29.1 million in the third quarter of 2023.

Liquidity
Net cash provided by operations totaled $78.5 million for the three months ended September 30, 2024, including working capital inflows of $67.2 million and deferred turnaround expenditures of $(15.6) million. Excluding these items, net cash provided by operations was $26.9 million for the three months ended September 30, 2024. Net cash provided by operations was $269.2 million for the three months ended September 30, 2023. Net cash used in investing activities totaled $(28.3) million for the three months ended September 30, 2024, consisting primarily of capital expenditures, compared to $(5.7) million for the three months ended September 30, 2023. Net cash used in financing activities totaled $(46.8) million for the three months ended September 30, 2024, compared to $(92.9) million for the three months ended September 30, 2023.

At September 30, 2024, Par Pacific’s cash balance totaled $183.0 million, gross term debt was $546.0 million, and total liquidity was $632.5 million. Net term debt was $363.0 million at September 30, 2024. In the third quarter of 2024, the Company repurchased $21.9 million of common stock.

Laramie Energy
In conjunction with Laramie Energy LLC’s (“Laramie’s”) refinancing and subsequent cash distribution to Par Pacific during the first quarter of 2023, we resumed the application of equity method accounting for our investment in Laramie effective February 21, 2023. During the third quarter of 2024, we recorded $(0.3) million of equity losses. Laramie’s total net loss was $(4.2) million in the third quarter of 2024, including unrealized losses on derivatives of $(0.4) million, compared to $(4.7) million in the third quarter of 2023. Laramie’s total Adjusted EBITDAX was $9.9 million in the third quarter of 2024, compared to $15.4 million in the third quarter of 2023.

Conference Call Information
A conference call is scheduled for Tuesday, November 5, 2024 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-833-974-2377 inside the U.S. or 1-412-317-5782 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until November 19, 2024 and may be accessed by calling 1-877-344-7529 inside the U.S. or 1-412-317-0088 outside the U.S. and using the conference ID 4223997.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. Par Pacific owns and operates 219,000 bpd of combined refining capacity across four locations in Hawaii, the Pacific Northwest and the Rockies, and an extensive energy infrastructure network, including 13 million barrels of storage, and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the Hele retail brand in Hawaii and the “nomnom” convenience store chain in the Pacific Northwest. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; anticipated free cash flows; anticipated refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire, and develop energy, related retailing, and infrastructure businesses; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and sales; the anticipated synergies and other benefits of the Billings refinery and associated marketing and logistics assets (“Billings Acquisition”), including renewable growth opportunities, the anticipated financial and operating results of the Billings Acquisition and the effect on Par Pacific's cash flows and profitability (including Adjusted EBITDA and Adjusted Net Income and Free Cash Flow per share); and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that we file with the Securities and Exchange Commission. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; the Russia-Ukraine war, Israel-Palestine conflict, Houthi attacks in the Red Sea, Iranian activities in the Strait of Hormuz and their potential impacts on global crude oil markets and our business; operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; changes in the labor market; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events, or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel
VP, Investor Relations & Sustainability
(832) 916-3355
apatel@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$2,143,933	$2,579,308	$6,142,236	$6,048,444
Operating expenses
Cost of revenues (excluding depreciation)	1,905,200	2,174,385	5,422,875	5,038,211
Operating expense (excluding depreciation)	147,049	145,183	444,389	330,146
Depreciation and amortization	31,879	35,311	96,679	87,887
General and administrative expense (excluding depreciation)	22,399	23,694	87,322	66,148
Equity earnings from refining and logistics investments	(3,008)	(3,934)	(12,846)	(4,359)
Acquisition and integration costs	(23)	4,669	68	17,213
Par West redevelopment and other costs	4,006	3,127	9,048	8,490
Loss on sale of assets, net	—	—	114	—
Total operating expenses	2,107,502	2,382,435	6,047,649	5,543,736
Operating income	36,431	196,873	94,587	504,708
Other income (expense)
Interest expense and financing costs, net	(23,402)	(20,815)	(61,720)	(51,974)
Debt extinguishment and commitment costs	—	—	(1,418)	(17,682)
Other income (loss), net	1,253	(43)	(1,447)	301
Equity earnings (losses) from Laramie Energy, LLC	(336)	—	2,867	10,706
Total other expense, net	(22,485)	(20,858)	(61,718)	(58,649)
Income before income taxes	13,946	176,015	32,869	446,059
Income tax expense	(6,460)	(4,600)	(10,496)	(6,741)
Net income	$7,486	$171,415	$22,373	$439,318

Weighted-average shares outstanding
Basic	55,729	60,223	57,283	60,241
Diluted	56,224	61,404	58,070	61,144

Income per share
Basic	$0.13	$2.85	$0.39	$7.29
Diluted	$0.13	$2.79	$0.39	$7.18
Balance Sheet Data
(Unaudited)
(in thousands)

	September 30, 2024	December 31, 2023
Balance Sheet Data
Cash and cash equivalents	$182,977	$279,107
Working capital (1)	542,690	190,042
ABL Credit Facility	511,000	115,000
Term debt (2)	546,021	550,621
Total debt, including current portion	1,043,706	650,858
Total stockholders’ equity	1,254,026	1,335,424

_______________________________________
(1)Working capital is calculated as (i) total current assets excluding cash and cash equivalents less (ii) total current liabilities excluding current portion of long-term debt. Total current assets include inventories stated at the lower of cost or net realizable value.
(2)Term debt includes the Term Loan Credit Agreement and other long-term debt.

Operating Statistics
The following table summarizes key operational data:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total Refining Segment
Feedstocks throughput (Mbpd) (1)	198.4	198.2	186.3	164.6
Refined product sales volume (Mbpd) (1)	216.2	217.3	200.2	178.7

Hawaii Refinery
Feedstocks throughput (Mbpd)	80.7	82.3	80.4	80.9

Yield (% of total throughput)
Gasoline and gasoline blendstocks	25.6%	26.5%	26.0%	26.7%
Distillates	38.3%	42.1%	38.1%	40.8%
Fuel oils	32.0%	26.5%	32.0%	28.0%
Other products	0.7%	2.1%	0.3%	1.5%
Total yield	96.6%	97.2%	96.4%	97.0%

Refined product sales volume (Mbpd)	93.5	90.0	87.8	89.2

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$6.10	$13.47	$10.06	$14.74
Production costs per bbl ($/throughput bbl) (3)	4.58	4.50	4.66	4.46
D&A per bbl ($/throughput bbl)	0.25	0.65	0.47	0.68

Montana Refinery
Feedstocks Throughput (Mbpd) (1)	57.2	55.4	49.2	57.1

Yield (% of total throughput)
Gasoline and gasoline blendstocks	46.5%	50.5%	49.5%	49.6%
Distillates	34.7%	27.7%	31.7%	28.2%
Asphalt	11.0%	14.7%	9.3%	14.4%
Other products	4.0%	3.4%	4.4%	3.5%
Total yield	96.2%	96.3%	94.9%	95.7%

Refined product sales volume (Mbpd) (1)	60.3	63.5	53.4	62.5

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$12.42	$26.49	$14.15	$27.74
Production costs per bbl ($/throughput bbl) (3)	11.61	10.83	13.16	10.10
D&A per bbl ($/throughput bbl)	1.82	1.63	1.69	1.69

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Washington Refinery
Feedstocks throughput (Mbpd)	41.1	41.0	37.9	40.5

Yield (% of total throughput)
Gasoline and gasoline blendstocks	23.6%	22.8%	24.0%	23.4%
Distillate	35.3%	34.6%	34.5%	34.6%
Asphalt	17.4%	20.1%	18.6%	19.4%
Other products	19.7%	18.8%	19.3%	18.8%
Total yield	96.0%	96.3%	96.4%	96.2%

Refined product sales volume (Mbpd)	42.4	44.2	39.6	43.3

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$1.76	$12.30	$4.03	$9.91
Production costs per bbl ($/throughput bbl) (3)	3.50	3.77	4.28	4.00
D&A per bbl ($/throughput bbl)	1.81	1.79	2.00	1.81

Wyoming Refinery
Feedstocks throughput (Mbpd)	19.4	19.5	18.8	17.7

Yield (% of total throughput)
Gasoline and gasoline blendstocks	43.7%	46.7%	45.7%	46.0%
Distillate	49.0%	47.1%	48.1%	47.3%
Fuel oils	3.4%	2.5%	2.5%	2.5%
Other products	2.3%	1.7%	2.2%	1.7%
Total yield	98.4%	98.0%	98.5%	97.5%

Refined product sales volume (Mbpd)	20.0	19.6	19.4	18.3

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$13.65	$37.01	$14.42	$28.88
Production costs per bbl ($/throughput bbl) (3)	7.00	6.46	7.30	7.34
D&A per bbl ($/throughput bbl)	2.43	2.41	2.51	2.69

Market Indices ($ per barrel)
3-1-2 Singapore Crack Spread (4)	$11.00	$23.39	$14.04	$19.45
RVO Adj. Pacific Northwest 3-1-1-1 Index (5)	15.48	35.00	19.49	28.51
RVO Adj. USGC 3-2-1 Index (6)	14.14	29.65	17.79	25.96

Crude Oil Prices ($ per barrel)
Brent	$78.71	$85.92	$81.82	$81.93
WTI	75.27	82.22	77.61	77.28
ANS (7)	80.26	89.25	83.49	82.57
Bakken Clearbrook	74.41	83.58	76.22	79.38
WCS Hardisty	59.98	65.42	62.20	60.75
Brent M1-M3	1.31	1.27	1.22	0.74

Retail Segment
Retail sales volumes (thousands of gallons)	31,232	31,137	91,186	87,710
________________________________________
(1)Feedstocks throughput and sales volumes per day for the Montana refinery for the three and nine months ended September 30, 2023 are calculated based on the 92 and 122-day periods for which we owned the Montana refinery during the three and nine months ended September 30, 2023, respectively. As such, the amounts for the total refining segment represent the sum of the Hawaii, Washington, and Wyoming refineries’ throughput or sales volumes averaged over the three and nine months ended September 30, 2023, plus the Montana refinery’s throughput or sales volumes averaged over the periods from July 1, 2023 to September 30, 2023 and June 1, 2023 to September 30, 2023, respectively. The 2024 amounts for the total refining segment represent the sum of the Hawaii, Montana, Washington, and Wyoming refineries’ throughput or sales volumes averaged over the three and nine months ended September 30, 2024.
(2)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method.
(3)Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refineries including personnel costs, repair and maintenance costs, insurance, utilities, and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our condensed consolidated statements of operations, which also includes costs related to our bulk marketing operations and severance costs.
(4)We believe the 3-1-2 Singapore Crack Spread (or three barrels of Brent crude oil converted into one barrel of gasoline and two barrels of distillates (diesel and jet fuel)) is the most representative market indicator for our operations in Hawaii.
(5)We believe the RVO Adjusted Pacific Northwest 3-1-1-1 Index (or three barrels of WTI crude oil converted into one barrel of Pacific Northwest gasoline, one barrel of Pacific Northwest ULSD and one barrel of USGC VGO, less 100% of the RVO cost for gasoline and ULSD) is the most representative market indicator for our operations in Washington.
(6)We believe the RVO Adjusted USGC 3-2-1 Index (or three barrels of WTI crude oil converted into two barrels of USGC gasoline and one barrel of USGC ULSD, less 100% of the RVO cost) is the most representative market indicator for our operations in Montana and Wyoming.
(7)ANS crude price influences the Hawaii Refinery’s financial performance. Beginning in September 2024, the ANS index has been updated from a Platts marker to an Argus marker to better reflect the prompt ANS market.
Non-GAAP Performance Measures
Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.
We believe Adjusted Gross Margin (as defined below) provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation and amortization. Management uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. We believe Adjusted Net Income (Loss) and Adjusted EBITDA (as defined below) are useful supplemental financial measures that allow investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. We believe Adjusted EBITDA by segment (as defined below) is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis.
Beginning with financial results reported for the second quarter of 2023, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA also exclude our portion of interest, taxes, and depreciation expense from our refining and logistics investments acquired on June 1, 2023, as part of the Billings Acquisition.
Beginning with financial results reported for the fourth quarter of 2023, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA excludes all hedge losses (gains) associated with our Washington ending inventory and LIFO layer increment impacts associated with our Washington inventory. In addition, we have modified our environmental obligation mark-to-market adjustment to include only the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington Climate Commitment Act (“Washington CCA”) and Clean Fuel Standard. This modification was made as part of our change in how we estimate our environmental obligation liabilities.

Beginning with financial results reported for the fourth quarter of 2023, Adjusted Net Income (loss) excludes unrealized interest rate derivative losses (gains) and all Laramie Energy related impacts with the exception of cash distributions. We have recast Adjusted Net Income (Loss) for prior periods when reported to conform to the modified presentation.
Beginning with financial results reported for the first quarter of 2024, Adjusted Net Income (loss) also excludes other non-operating income and expenses. This modification improves comparability between periods by excluding income and expenses resulting from non-operating activities.
Adjusted Gross Margin
Adjusted Gross Margin is defined as operating income (loss) excluding:

•	operating expense (excluding depreciation);
•	depreciation and amortization (“D&A”);
•	Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments;
•	impairment expense;
•	loss (gain) on sale of assets, net;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•	Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard); and
•	unrealized loss (gain) on derivatives.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended September 30, 2024	Refining	Logistics	Retail
Operating income	$19,005	$26,164	$18,274
Operating expense (excluding depreciation)	122,054	3,334	21,661
Depreciation and amortization	22,623	5,925	2,680
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	658	861	—
Inventory valuation adjustment	14,057	—	—
Environmental obligation mark-to-market adjustments	(4,432)	—	—
Unrealized gain on commodity derivatives	(31,772)	—	—
Gain on sale of assets, net	—	—	—
Adjusted Gross Margin (1)	$142,193	$36,284	$42,615

Three months ended September 30, 2023	Refining	Logistics	Retail
Operating income	$194,847	$20,736	$13,315
Operating expense (excluding depreciation)	116,949	6,135	22,099
Depreciation and amortization	24,278	7,708	2,766
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	821	698	—
Inventory valuation adjustment	72,823	—	—
Environmental obligation mark-to-market adjustments	(50,153)	—	—
Unrealized gain on commodity derivatives	(8,995)	—	—
Adjusted Gross Margin (1)	$350,570	$35,277	$38,180

Nine Months Ended September 30, 2024	Refining	Logistics	Retail
Operating income	$82,811	$64,579	$45,323
Operating expense (excluding depreciation)	365,031	11,847	67,511
Depreciation and amortization	66,584	19,893	8,471
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	2,037	2,550	—
Inventory valuation adjustment	(6,419)	—	—
Environmental obligation mark-to-market adjustments	(18,199)	—	—
Unrealized loss on commodity derivatives	34,061	—	—
Loss (gain) on sale of assets, net	—	124	(10)
Adjusted Gross Margin (1)	$525,906	$98,993	$121,295

Nine Months Ended September 30, 2023	Refining	Logistics	Retail
Operating income	$502,123	$54,035	$42,009
Operating expense (excluding depreciation)	252,802	13,178	64,166
Depreciation and amortization	59,827	17,801	8,577
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	821	905	—
Inventory valuation adjustment	126,799	—	—
Environmental obligation mark-to-market adjustments	(174,111)	—	—
Unrealized gain on commodity derivatives	(487)	—	—
Adjusted Gross Margin (1)	$767,774	$85,919	$114,752
________________________________________
(1)For the three and nine months ended September 30, 2024 and 2023, there was no impairment expense in Operating income. For the three months ended September 30, 2024 and the three and nine months ended September 30, 2023, there was no (gain) loss on sale of assets recorded in Operating income.

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as Net income (loss) excluding:

•
inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);

•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	debt extinguishment and commitment costs;
•	increase in (release of) tax valuation allowance and other deferred tax items;
•	changes in the value of contingent consideration and common stock warrants;
•	severance costs and other non-operating expense (income);
•	(gain) loss on sale of assets;
•	impairment expense;
•	impairment expense associated with our investment in Laramie Energy; and
•	Par’s share of equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions.
Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding:

•	D&A;
•	interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain);
•	cash distributions from Laramie Energy, LLC to Par;
•	Par's portion of interest, taxes, and depreciation expense from refining and logistics investments; and
•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.

The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$7,486	$171,415	$22,373	$439,318
Inventory valuation adjustment	14,057	72,823	(6,419)	126,799
Environmental obligation mark-to-market adjustments	(4,432)	(50,153)	(18,199)	(174,111)
Unrealized loss (gain) on derivatives	(31,196)	(9,116)	33,756	(1,151)
Acquisition and integration costs	(23)	4,669	68	17,213
Par West redevelopment and other costs	4,006	3,127	9,048	8,490
Debt extinguishment and commitment costs	—	—	1,418	17,682
Changes in valuation allowance and other deferred tax items (1)	5,707	—	9,238	—
Severance costs and other non-operating expense (2)	(1,490)	615	14,648	1,685
Loss on sale of assets, net	—	—	114	—
Equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions	336	—	(1,382)	—
Adjusted Net Income (Loss) (3)	(5,549)	193,380	64,663	435,925
Depreciation and amortization	31,879	35,311	96,679	87,887
Interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain)	22,826	20,936	62,025	52,638
Laramie Energy, LLC cash distributions to Par	—	—	(1,485)	(10,706)
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	1,519	1,519	4,587	1,726
Income tax expense (benefit)	753	4,600	1,258	6,741
Adjusted EBITDA (3)	$51,428	$255,746	$227,727	$574,211
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(1)For the three and nine months ended September 30, 2024, we recognized a non-cash deferred tax expense of $5.7 million and $9.2 million, respectively, related to deferred state and federal tax liabilities. This tax benefit is included in Income tax expense (benefit) on our consolidated statements of operations. For the three and nine months ended September 30, 2023, we did not have any adjustments to our valuation allowance and other deferred tax items.
(2)For the nine months ended September 30, 2024, we incurred $13.1 million of stock-based compensation expenses associated with accelerated vesting of equity awards and modification of vested equity awards related to our CEO transition and $2.3 million for an estimated legal settlement unrelated to current operating activities.
(3)For the three and nine months ended September 30, 2024 and 2023, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference. Please read the Non-GAAP Performance Measures discussion above for information regarding changes to the components of Adjusted Net Income (Loss) and Adjusted EBITDA made during the reporting periods.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted Net Income (Loss)	$(5,549)	$193,380	$64,663	$435,925
Plus: effect of convertible securities	—	—	—	—
Numerator for diluted income (loss) per common share	$(5,549)	$193,380	$64,663	$435,925

Basic weighted-average common stock shares outstanding	55,729	60,223	57,283	60,241
Add dilutive effects of common stock equivalents (1)	—	1,181	787	903
Diluted weighted-average common stock shares outstanding	55,729	61,404	58,070	61,144

Basic Adjusted Net Income (Loss) per common share	$(0.10)	$3.21	$1.13	$7.24
Diluted Adjusted Net Income (Loss) per common share	$(0.10)	$3.15	$1.11	$7.13
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(1)Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per share amounts. We have utilized the basic shares outstanding to calculate both basic and diluted Adjusted Net Loss per common share for the three months ended September 30, 2024.

Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) excluding:

•	D&A;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	severance costs and other non-operating expense (income);
•	(gain) loss on sale of assets;
•	impairment expense; and
•	Par's portion of interest, taxes, and depreciation expense from refining and logistics investments.
Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (loss), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.

The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended September 30, 2024
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$19,005	$26,164	$18,274	$(27,012)
Depreciation and amortization	22,623	5,925	2,680	651
Inventory valuation adjustment	14,057	—	—	—
Environmental obligation mark-to-market adjustments	(4,432)	—	—	—
Unrealized gain on commodity derivatives	(31,772)	—	—	—
Acquisition and integration costs	—	—	—	(23)
Par West redevelopment and other costs	—	—	—	4,006
Severance costs and other non-operating expense	—	—	—	(1,490)
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	658	861	—	—
Other income, net	—	—	—	1,253
Adjusted EBITDA (1)	$20,139	$32,950	$20,954	$(22,615)

	Three Months Ended September 30, 2023
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$194,847	$20,736	$13,315	$(32,025)
Depreciation and amortization	24,278	7,708	2,766	559
Inventory valuation adjustment	72,823	—	—	—
Environmental obligation mark-to-market adjustments	(50,153)	—	—	—
Unrealized gain on commodity derivatives	(8,995)	—	—	—
Acquisition and integration costs	—	—	—	4,669
Par West redevelopment and other costs	—	—	—	3,127
Severance costs and other non-operating expenses	—	—	580	35
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	821	698	—	—
Other loss, net	—	—	—	(43)
Adjusted EBITDA (1)	$233,621	$29,142	$16,661	$(23,678)

	Nine Months Ended September 30, 2024
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$82,811	$64,579	$45,323	$(98,126)
Depreciation and amortization	66,584	19,893	8,471	1,731
Inventory valuation adjustment	(6,419)	—	—	—
Environmental obligation mark-to-market adjustments	(18,199)	—	—	—
Unrealized loss on commodity derivatives	34,061	—	—	—
Acquisition and integration costs	—	—	—	68
Severance costs and other non-operating expenses	642	—	—	14,006
Par West redevelopment and other costs	—	—	—	9,048
Loss (gain) on sale of assets, net	—	124	(10)	—
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	2,037	2,550	—	—
Other loss, net	—	—	—	(1,447)
Adjusted EBITDA (1)	$161,517	$87,146	$53,784	$(74,720)

	Nine Months Ended September 30, 2023
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$502,123	$54,035	$42,009	$(93,459)
Depreciation and amortization	59,827	17,801	8,577	1,682
Inventory valuation adjustment	126,799	—	—	—
Environmental obligation mark-to-market adjustments	(174,111)	—	—	—
Unrealized gain on commodity derivatives	(487)	—	—	—
Acquisition and integration costs	—	—	—	17,213
Severance costs and other non-operating expenses	—	—	580	1,105
Par West redevelopment and other costs	—	—	—	8,490
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	821	905	—	—
Other income, net	—	—	—	301
Adjusted EBITDA (1)	$514,972	$72,741	$51,166	$(64,668)
________________________________________
(1)For the three and nine months ended September 30, 2024 and 2023, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, or impairments associated with our investment in Laramie Energy. For three months ended September 30, 2024 and for the three and nine months ended September 30, 2023, there was no loss (gain) on sale of assets.

Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative loss (gain), loss (gain) on settled derivative instruments, interest expense, gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus accrual, equity-based compensation expense, loss (gain) on disposal of assets, phantom units, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$(4,239)	$(3,479)	$(4,296)	$54,048
Commodity derivative (income) loss	(5,234)	1,889	(15,821)	(32,951)
Gain (loss) on settled derivative instruments	5,584	2,775	14,220	(1,433)
Interest expense and loan fees	5,745	5,783	15,783	14,742
Gain on extinguishment of debt	—	(3,454)	—	6,644
Non-cash preferred dividend	—	—	—	2,910
Depreciation, depletion, amortization, and accretion	8,128	9,248	24,683	22,465
Phantom units	(217)	2,425	(503)	3,171
Loss (gain) on sale of assets, net	(8)	239	(8)	307
Expired acreage (non-cash)	157	—	722	112
Total Adjusted EBITDAX (1)	$9,916	$15,426	$34,780	$70,015
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(1)For the three and nine months ended September 30, 2024 and 2023, there was no exploration and geological and geographical expense, bonus accrual, or equity-based compensation expense.